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                                  EXHIBIT 5.1

               MINTZ, LEVIN, COHN, FERRIS, GLOVSKY & POPEO, P.C.
                             One Financial Center
                          Boston, Massachusetts 02110

Telephone: (617) 542-6000                              Facsimile: (617) 542-2241

                                       January 11, 2000
  V.I. Technologies, Inc.
  155 Duryea Road
  Melville, NY  11747


  Gentlemen:

     We have acted as special counsel to V.I. Technologies, Inc., a Delaware corporation (the "Company"), with respect to the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance of an aggregate of 1,000,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), under the Company's 1999 Supplemental Stock Option Plan. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Restated By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized by the Company and (ii) the Shares, when issued and sold as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock free of preemptive rights.

     Our opinion is limited to applicable provisions of the Delaware Constitution and the General Corporation Laws of the State of Delaware ("Delaware Law") and reported judicial decisions interpreting Delaware Law and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.


                                   Very truly yours,


                                   /s/ MINTZ, LEVIN, COHN, FERRIS,
                                     GLOVSKY AND POPEO, P.C.

                                   MINTZ, LEVIN, COHN, FERRIS,
                                    GLOVSKY AND POPEO, P.C.